Exhibit 23.2

Consent of Independent Petroleum Engineers and Geologists

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 28, 2011
Encore Energy Partners LP
5847 San Felipe Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Encore Energy Partners LP. SEC Case”, under the headings “Business and Properties” and “Proved Reserves”, in the Encore Energy Partners LP Annual Report on Form 10-K for the year ended December 31, 2010.  We further consent to the inclusion of our letter report dated February 1, 2011 relating to the proved oil and natural gas reserves and revenues of Encore Energy Partners LP as exhibit 99.1 in the Annual Report on Form 10-K, and to the incorporation by reference of the said report in the Registration Statements on Form S-3 (No. 333-153768) and Form S-8 (No. 333-147004).

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
                    Texas Registered Engineering Firm F-716